CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Putnam Variable Trust of our reports, dated as listed below, relating to the financial statements and financial highlights, which appears in each of the Funds, as listed below, Annual Report on Form N-CSR for the year ended December 31, 2018. We also consent to the references to us under the headings "Financial highlights" and “Independent Registered Public Accounting Firm and Financial Statements" in such Registration Statement.

Funds	Report Date

Putnam VT Diversified Income Fund	February 14, 2019
Putnam VT Equity Income Fund	February 12, 2019
Putnam VT George Putnam Balanced Fund	February 12, 2019
Putnam VT Global Asset Allocation Fund	February 14, 2019
Putnam VT Global Equity Fund	February 11, 2019
Putnam VT Global Health Care Fund	February 11, 2019
Putnam VT Global Utilities Fund	February 12, 2019
Putnam VT Government Money Market Fund	February 12, 2019
Putnam VT Growth Opportunities Fund	February 7, 2019
Putnam VT High Yield Fund	February 7, 2019
Putnam VT Income Fund	February 13, 2019
Putnam VT International Equity Fund	February 12, 2019
Putnam VT International Growth Fund	February 11, 2019
Putnam VT International Value Fund	February 7, 2019
Putnam VT Multi-Cap Core Fund (formerly known as Putnam VT
Investors Fund)	February 8, 2019
Putnam VT Mortgage Securities Fund	February 14, 2019
Putnam VT Multi-Asset Absolute Return Fund	February 13, 2019
Putnam VT Research Fund	February 7, 2019
Putnam VT Small Cap Growth Fund (formerly known as Putnam VT
Capital Opportunities Fund)	February 12, 2019
Putnam VT Small Cap Value Fund	February 15, 2019
Putnam VT Sustainable Future Fund	February 8, 2019
Putnam VT Sustainable Leaders Fund	February 7, 2019

PricewaterhouseCoopers LLP
Boston, Massachusetts
April 24, 2019